                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A


                            CURRENT REPORT PURSUANT
                         TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934




      Date of Report (Date of earliest event reported): December 5, 1997

                               Emcore Corporation
-------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

                                   New Jersey
-------------------------------------------------------------------------------
                 (State or Other Jurisdiction of Incorporation)


       000-22175                                       22-2746503
-------------------------------------------------------------------------------
(Commission File Number)                   (I.R.S. Employer Identification No.)


                394 Elizabeth Avenue, Somerset, New Jersey 08873
-------------------------------------------------------------------------------
              (Address of Principal Executive Offices) (Zip Code)


                                 (732) 271-9090
-------------------------------------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)

                                 Not Applicable
-------------------------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)

ITEM 2.           ACQUISITION OR DISPOSITION OF ASSETS.

                  On December 5, 1997 (the "Effective Date"), Emcore Corporation ("Emcore") acquired MicroOptical Devices, Inc. ("MODE"), a Delaware corporation, pursuant to an Agreement and Plan of Merger (the "Merger Agreement"), among Emcore, EMKR Acquisition Corporation (the "Merger Subsidiary"), MODE, and certain stockholders of MODE. Pursuant to the Merger Agreement, the Merger Subsidiary was merged with and into MODE
(the "Merger"). As a result of the Merger, MODE became a wholly-owned subsidiary of Emcore. A total of 1,461,866 shares of Common Stock of Emcore were issued to the stockholders of MODE in exchange for all of the issued and outstanding shares of capital stock of MODE. In addition, Emcore has agreed to assume certain unexpired and unexercised options and warrants to acquire Common Stock of MODE, and to issue upon exercise thereof a certain number of shares of the Common Stock of Emcore, as appropriately adjusted pursuant to the terms of the Merger Agreement.

                  MODE designs and develops high-quality optical components and subsystems based on vertical cavity surface-emitting laser ("VCSEL") technology. Emcore currently intends to operate MODE as a wholly-owned subsidiary and to continue MODE's business substantially in the manner conducted by MODE immediately prior to the Merger.

                  The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement.

                  This Form 8-K contains forward-looking statements relating to future events that involve risks and uncertainties, including, without limitation, statements about future financial performance of EMCORE and MODE and the effects of the proposed acquisition on EMCORE's business, financial performance, and results of operations. Among the factors which could cause actual results to differ materially from those in the forward-looking statements are failure of the proposed acquisition to achieve the desired synergies and efficiencies; risks associated with the reaction to the proposed acquisition by the market, as well as employees, customers, distributors and others who affect the businesses of EMCORE and/or MODE; the variability of future operating results of EMCORE, MODE or the combined companies following the proposed acquisition; cancellations, rescheduling or delays in product shipments; manufacturing capacity constraint; lengthy sales and qualification cycles; difficulties in the production process; the future financial performance of the combined entity; delays in developing and commercializing new products; increased competition; changes in the compound semiconductor industry, including overall growth of the industry and the continued acceptance of the Company's MOCVD technologies, as well as the newly acquired VCSEL technologies; and other factors detailed in Emcore's filings with the Securities and Exchange Commission, including the registration statement on Form S-1 filed on March 4, 1997.

ITEM 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.


(a)         Financial Statements of Business Acquired.




	   		      ARTHUR ANDERSEN LLP


                  Report of Independent Public Accountants
                  ----------------------------------------

To the Stockholders and Board of Directors of MicroOptical Devices, Inc.:

We have audited the accompanying balance sheets of MICROOPTICAL DEVICES, INC. (a Delaware corporation in the development stage)
(the "Company") as of December 31, 1996 and 1995, and the related statements of operations, stockholders' equity and cash flows for the year ended December 31, 1996 and for the period from inception (August 3, 1995) through December 31, 1995 and 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of MicroOptical Devices, Inc. as of December 31, 1996 and 1995, and the results of its operations and its cash flows for the year ended December 31, 1996 and for the period from inception (August 3, 1995) through December 31, 1995 and 1996, in conformity with generally accepted accounting principles.


	   		             /s/ ARTHUR ANDERSEN LLP

Albuquerque, New Mexico
 March 21, 1997

                           MICROOPTICAL DEVICES, INC.
                       (A Development Stage Corporation)

                                 BALANCE SHEETS

                       AS OF DECEMBER 31, 1996 AND 1995

                                                               1996             1995
                                                            ----------        --------
             ASSETS
CURRENT ASSETS:
  Cash and cash equivalents                                  $  991,066       $125,837
  Trade accounts receivable                                       3,850            150
  Inventory                                                      83,926              -
  Other current assets                                           26,544          9,029
                                                             ----------       --------
       Total current assets                                   1,105,386        135,016

PROPERTY AND EQUIPMENT, net                                   2,388,953          5,220

ORGANIZATION COSTS, net                                           2,814          3,571
                                                             ----------       --------
       Total assets                                          $3,497,153       $143,807
                                                             ==========       ========

     LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable                                           $   29,580       $ 18,148
  Accrued liabilities                                            74,600            746
  Current portion of obligations under capital leases            38,676              -
  Deferred revenue                                              125,000              -
                                                             ----------       --------
       Total current liabilities                                267,856         18,894
                                                             ----------       --------

LONG-TERM LIABILITIES:
  Obligations under capital leases, net of current portion      107,648              -
                                                             ----------       --------


COMMITMENTS AND CONTINGENCIES (Notes 8 and 9)

STOCKHOLDERS' EQUITY:
  Series A Convertible Preferred Stock, $.001 par value;
    1,200,000 shares authorized; 666,666 shares issued and
    outstanding                                                     666            222
  Series B Convertible Preferred Stock, $.001 par value;
    5,333,334 shares authorized, 4,076,088 shares issued
    and outstanding                                               4,076              -
  Common Stock, $.001 par value; 6,000,000 shares authorized:
    3,000,000 shares issued and outstanding                       3,000          1,000
  Additional paid-in capital                                  3,251,532        181,596
  Deficit accumulated during development stage                 (137,625)       (57,905)
                                                             ----------       --------
       Total stockholders' equity                             3,121,649        124,913
                                                             ==========       ========


       Total liabilities and stockholders' equity            $3,497,153       $143,807
                                                             ==========       ========

                 The accompanying notes to financial statements
                  are an integral part of these balance sheets.

                           MICROOPTICAL DEVICES, INC.
                       (A Development Stage Corporation)

                            STATEMENTS OF OPERATIONS

                 FOR THE PERIOD FROM INCEPTION (AUGUST 3, 1995)
                           THROUGH DECEMBER 31, 1996
                    AND FOR THE YEAR ENDED DECEMBER 31, 1996
          AND FOR THE PERIOD FROM INCEPTION THROUGH DECEMBER 31, 1995



                                                                                                PERIOD FROM
                                                   INCEPTION                                      INCEPTION
                                                 (AUGUST, 1995)             YEAR ENDED             THROUGH
                                                    THROUGH                DECEMBER 31           DECEMBER 31,
                                               DECEMBER 31, 1996               1996                  1995
                                             -----------------------    -------------------   -------------------

REVENUES                                     $              661,350       $        661,350      $              -


COST OF GOODS SOLD                                          222,967                222,967                     -
                                             -----------------------    -------------------   -------------------

GROSS MARGIN                                                438,383                438,383                     -
                                             -----------------------    -------------------   -------------------

EXPENSES:
     Research and development                               339,696                292,592                47,104
     General and administrative                             192,105                178,540                13,565
     Sales and marketing                                     85,169                 85,169                     -
                                             -----------------------    -------------------   -------------------

            Total expenses                                  616,970                556,301                60,669
                                             -----------------------    -------------------   -------------------

                   Operating (loss)                       (178,587)              (117,918)              (60,669)

INTEREST INCOME                                              40,962                38,198                 2,764
                                             -----------------------    -------------------   -------------------

                        NET LOSS             $            (137,625)      $        (79,720)     $        (57,905)
                                             =======================    ===================   ===================

NET LOSS PER SHARE                           $                (.05)      $           (.03)     $           (.02)
                                             =======================    ===================   ===================
Weighted Average Number of
Post-Split Common Shares
Outstanding                                               3,000,000              3,000,000             3,000,000
                                             =======================    ===================   ===================



                 The accompanying notes to financial statements
                  are an integral part of these statements.

                           MICROOPTICAL DEVICES, INC.
                      (A Development Stage Corporation)

                     STATEMENTS OF STOCKHOLDERS' EQUITY

      FOR THE PERIOD FROM INCEPTION (AUGUST 3, 1995) THROUGH DECEMBER 31, 1996



                                     SERIES A         SERIES B                                         DEFICIT
                                   CONVERTIBLE       CONVERTIBLE                                     ACCUMULATED
                                  PREFERRED STOCK   PREFERRED STOCK     COMMON STOCK    ADDITIONAL      DURING
                                  ---------------   ---------------   ----------------    PAID-IN    DEVELOPMENT
                                  SHARES   AMOUNT   SHARES   AMOUNT   SHARES    AMOUNT    CAPITAL       STAGE          TOTAL
                                  ------   ------   ------   ------   ------    ------    -------       -----          -----
BALANCE, at inception                  -    $   -        -   $    -          -   $    -  $        -   $       -     $        -

ISSUANCE OF COMMON STOCK               -        -        -        -  1,000,000    1,000           -           -          1,000

ISSUANCE OF SERIES A
  CONVERTIBLE PREFERRED STOCK:
   Net of $18,182 in issuance
    costs                        222,222      222        -        -          -        -     181,596            -      181,818

NET LOSS                               -        -        -        -          -        -           -      (57,905)     (57,905)
                                 -------    -----  --------- ------ ----------  -------   ----------  ----------   ----------
BALANCE, December 31, 1995       222,222      222        -        -  1,000,000    1,000     181,596      (57,905)     124,913

ISSUANCE OF SERIES B
  CONVERTIBLE PREFERRED STOCK:
   Net of $48,545 in issuance
    costs                              -        -  1,293,479  1,294          -        -   2,925,162            -    2,926,456

CONVERSION OF NOTE PAYABLE             -        -     65,217     65          -        -     149,935            -      150,000

THREE FOR ONE STOCK SPLIT        444,444      444  2,717,392  2,717  2,000,000    2,000      (5,161)           -            -

NET LOSS                               -        -          -      -          -        -           -      (79,720)     (79,720)
                                 -------    -----  --------- ------ ----------  -------   ----------  ----------   ----------


BALANCE, December 31, 1996       666,666     $666  4,076,088 $4,076  3,000,000  $ 3,000   $3,251,532  $ (137,625)   $3,121,649
                                 =======    =====  ========= ====== ==========  =======   =========== ==========    ==========



                 The accompanying notes to financial statements
                  are an integral part of these statements.

                           MICROOPTICAL DEVICES, INC.
                      (A Development Stage Corporation)

                          STATEMENTS OF CASH FLOWS

                FOR THE PERIOD FROM INCEPTION (AUGUST 3, 1995)
                          THROUGH DECEMBER 31, 1996
                   AND FOR THE YEAR ENDED DECEMBER 31, 1996
         AND FOR THE PERIOD FROM INCEPTION THROUGH DECEMBER 31, 1995

                                                                                  PERIOD FROM
                                                    INCEPTION                      INCEPTION
                                                  (AUGUST, 1995)    YEAR ENDED      THROUGH
                                                     THROUGH        DECEMBER 31,   DECEMBER 31,
                                                DECEMBER 31, 1996      1996           1995
                                                ----------------- -------------  -------------
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net loss                                          $  (137,625)     $   (79,720)    $(57,905)
 Adjustments to reconcile net loss to net cash
  provided by operating activities--
   Depreciation and amortization                        34,430           31,894          536
                                                ----------------- -------------  -------------
                                                      (105,195)         (47,826)     (57,369)
                                                ----------------- -------------  -------------
   Changes in certain operating accounts--
    Trade accounts receivable                           (3,850)          (3,700)        (150)
    Inventory                                          (83,926)         (83,926)          --
    Other current assets                               (26,544)         (17,515)      (9,029)
    Accounts payable                                    29,580           11,432       18,148
    Accrued liabilities                                 74,600           73,854          746
    Deferred revenue                                   125,000          125,000           --
                                                ----------------- -------------  -------------
                                                       114,860          105,145        9,715
                                                ----------------- -------------  -------------
      Net cash provided by (used in)
        operating activities                             9,665           57,319      (47,654)
                                                ----------------- -------------  -------------
CASH FLOWS USED BY INVESTING ACTIVITIES:
 Additions to equipment                             (2,420,513)      (2,414,970)      (5,543)
 Proceeds from sale and leaseback of equipment         150,234          150,234           --
 Additions to organization costs                        (3,784)              --       (3,784)
                                                ----------------- -------------  -------------
      Net cash used in investing activities         (2,274,063)      (2,264,736)      (9,327)
                                                ----------------- -------------  -------------
CASH FLOWS PROVIDED BY FINANCING ACTIVITIES:
 Proceeds from issuance of notes payable               150,000          150,000           --
 Repayments of obligations under capital
  leases                                                (3,810)          (3,810)          --
 Net proceeds from issuance of preferred stock       3,108,274        2,926,456      181,818
 Net proceeds from issuance of common stock              1,000               --        1,000
                                                ----------------- -------------  -------------
      Net cash provided by financing activities      3,255,464        3,072,646      182,818
                                                ----------------- -------------  -------------
NET INCREASE IN CASH AND CASH EQUIVALENTS              991,066          865,229      125,837
CASH AND CASH EQUIVALENTS, beginning of period              --          125,837           --
                                                ----------------- -------------  -------------
CASH AND CASH EQUIVALENTS, end of period           $   991,066      $   991,066     $125,837
                                                ================= =============  =============
SUPPLEMENTAL CASH FLOW INFORMATION:
 Cash paid for interest                            $     1,776      $     1,776     $     --
                                                ================= =============  =============
NON-CASH STOCK ACTIVITY:
 Conversion of note payable to preferred stock     $   150,000      $   150,000     $     --
                                                ================= =============  =============
NON-CASH FINANCING ACTIVITY:
 Equipment capital leases                          $   146,000      $   146,000     $     --
                                                ================= =============  =============

                The accompanying notes to financial statements
                  are an integral part of these statements.

                          MICROOPTICAL DEVICES, INC.
               ----------------------------------------------
                      (A Development Stage Corporation)

                         NOTES TO FINANCIAL STATEMENTS

                 FOR THE PERIOD FROM INCEPTION (AUGUST 3, 1995)
                           THROUGH DECEMBER 31, 1996
                    AND FOR THE YEAR ENDED DECEMBER 31, 1996
          AND FOR THE PERIOD FROM INCEPTION THROUGH DECEMBER 31, 1995


(1)    ORGANIZATION AND SUMMARY OF SIGNIFICANT RISK FACTORS:

       MicroOptical Devices, Inc. (the "Company" or "MODE"), was incorporated under the laws of the State of Delaware on August 3, 1995 for the purpose of developing technology and manufacturing of advanced optoelectronic components and systems for specific use in commercial identification and communications markets.

       The Company funded its marketing, development and operational activities to date from the proceeds of two equity offerings. Since inception, the Company has devoted substantially all of its efforts and resources to marketing and development of its technology and remains in the development stage. Ultimately, the Company's ability to achieve profitable operations is dependent, in large part, upon making the transition to a manufacturing company.

       On July 16, 1996, an amendment to the Certificate of Incorporation of MODE (the "Amendment") was filed, which (a) increased the total number of its common shares, which the Company is authorized to issue from two million to four million, and (b) increased the total number of authorized shares of its Convertible Preferred Stock, from four thousand to two million (222,222 shares of Series A Convertible Preferred Stock and 1,777,778 shares of Series B Convertible Preferred Stock).


(2)    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

       Accounting Basis - The financial books and records of the Company are maintained on the accrual basis of accounting. As a development stage company, cumulative results of operations from inception are presented.

       Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.
       Actual results could differ from those estimates.

       Cash Equivalents - For the purposes of presenting cash flows, cash and cash equivalents represent cash balances and highly liquid investments with original maturities of less than 90 days.

       Inventory - Inventories are stated at the lower of standard cost (which approximates actual cost using the first-, first-out method) or market and consist of raw materials.

       Property and Equipment - Equipment is stated at cost, net of accumulated depreciation. Depreciation is computed on the straight-line method based on estimated useful lives ranging from three to five years. Leasehold improvements are amortized using the straight-line method over the shorter of the estimated useful life of the asset or the remaining term of the lease.

       Organization Costs - Costs to organize the Company are capitalized and amortized on a straight-line basis over five years.

       Research and Development - The costs of research and development activities are charged to expense as incurred.

       Fair Value of Financial Instruments - The carrying value of all financial instruments approximates fair market value at December 31, 1996 and 1995.

       Stock-Based Compensation - The Company accounts for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25 ("APB Opinion No. 25"), "Accounting for Stock Issued to Employees," and related Interpretations. Accordingly, compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Company's stock at the date of the grant over the amount an employee must pay to acquire the stock. Financial Accounting Standards Board Statement No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"), was issued in 1995 and the Company has adopted the disclosure requirements of SFAS 123 (see Note
       6).

       Income Taxes - MODE accounts for income taxes using the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Financial Accounting Standards Board Statement No. 109, "Accounting for Income Taxes" ("SFAS No. 109"), the effect on deferred tax assets and liabilities of a change in tax rates is recognized in operations in the period that includes the enactment date.

       Net Loss Per Share - Net loss per share for each period was calculated based upon the weighted average number of Common Stock outstanding during each period, using post split shares resulting from the three-for-one stock split effective August 1996. Common Stock equivalents were excluded in the calculation of weighted average shares outstanding since their inclusion would have had an anti-dilutive effect.

       Accounting Pronouncement Not Yet Adopted - The Financial Accounting Standards Board issued SFAS No. 128, "Earnings Per Share," which is effective for calendar years beginning after December 15, 1997 at which time it will require restatement of prior years earnings per share calculations. Management has not yet determined the effect, if any, of SFAS No. 128 on the financial statements.

(3)    PROPERTY AND EQUIPMENT:

       Property and equipment at December 31 by major classification are as follows:

                                                    1996          1995
                                               --------------  ----------
         Manufacturing equipment               $   1,781,487   $    -
         Leasehold improvements                      570,397        -
         Furniture and fixtures                       68,529      5,443
                                               --------------  ----------
                                                   2,420,413      5,443
         Less accumulated depreciation and
         amortization                                 31,460        323
                                               --------------  ----------
                                               $   2,388,953   $  5,220
                                               ==============  ==========


(4)    CAPITAL LEASES:

       In 1996, the Company financed certain manufacturing equipment, leasehold improvements, and furniture and fixtures under a Master Equipment Lease Agreement ("the Lease") expiring June 30, 1997, which provides for financing of up to $2,000,000. The Company had only nominal borrowings under the Lease at December 31, 1996. The capital leases have terms of 42 months and are collateralized by manufacturing equipment. The transactions under the Lease are accounted for as a financing, whereby the property remains on the books and continues to be depreciated and amortized. Obligations under capital leases representing the proceeds was recorded, and is reduced based on payments under capital lease obligations. All items are sold and leasedback at original purchase price, therefore no gain or loss was recorded on such transactions during 1996.

       At December 31, 1996, approximately $146,000 of manufacturing equipment was under capital lease. The future minimum lease payments for assets under capital lease and the present value of the net minimum lease payments at December 31, 1996, are as follows:


                        Fiscal year                Minimum payment
         --------------------------------------    ---------------
                            1997                       $ 49,964
                            1998                         49,964
                            1999                         49,964
                            2000                         20,575
                                                   ----------------
         Total minimum lease payments                   170,467
         Less amount representing interest               24,143
                                                   ----------------
         Present value of net
         minimum                                        146,324
         lease payments
         Less current portion                            38,676
                                                   ----------------
                                                       $107,648
                                                   ================

       In connection with the Lease, the Company issued a warrant to purchase 208,695 shares of MODE's Series B convertible preferred stock, on a post stock split basis (see Note 5), exerciseable at any time for a period of up to ten years ending on August 21, 2006 at a price of $.77 per share. The warrant may terminate sooner in connection with certain significant corporate events.

(5)    STOCKHOLDERS' EQUITY:

       Effective August, 1996, the Company declared a stock split on all existing preferred and common shares at a ratio of three to one. The accompanying financial statements for the year ended December 31, 1996, have been adjusted to reflect the stock split.

       On July 17, 1996, the Company issued 4,076,088 shares, on a post stock split basis, of its Series B Convertible Preferred Stock ("Series B"). Each share of Series B, which has a liquidation preference of $.77, is convertible to one share of the Company's Common Stock and earns dividends at the rate declared for each share of Common Stock. No such dividends have been declared as of December 31, 1996. Terms of the agreements with Preferred Shareholders require the Company to comply with terms similar to those specified in the Series A issuance.

       As specified in the Series A Convertible Preferred Stock ("Series A") issuance, the Series A Preferred Stockholder purchased $150,000 of Convertible Promissory Notes (the "Notes"), during 1996. The Notes, which bore interest at the prime rate compounded monthly, were convertible at a price equal to the per share purchase price of the Series B stock issuance. On July 17, 1996, the Notes and the related interest of $1,169 were converted to Series B convertible preferred stock in conjunction with the Series B stock issuance.

       On August 29, 1995, the Company issued 666,666 shares, on a post stock split basis, of its Series A. Each share of Series A, which has a liquidation preference of $.3, is convertible to one share of the Company's Common Stock and earns dividends at the rate declared for each share of Common Stock. No such dividends have been declared as of December 31, 1996. An agreement with the Series A Preferred Stockholder requires the Company to, among other items, maintain keyman life insurance on certain key employees, and obtain the Preferred Stockholders' approval to make key changes in the operations of the Company.

       On August 3, 1995, the Company issued 3,000,000 shares, on a post stock split basis, of its Common Stock at a par value of $.001 per share.


(6)    DEFERRED COMPENSATION PLAN:

       In July 1996, the Company adopted the 1996 Stock Option Plan (the "Plan"), where options granted to an employee are qualified "incentive stock options" under the Internal Revenue Code and options granted to a non-employee are "non-statutory stock options", for which 1,800,000 shares were reserved, on a post stock split basis. The Company accounts for options granted to employee's under this Plan in accordance with APB Opinion No. 25, under which no compensation cost has been recognized. The compensation costs for the Plan determined consistent with SFAS 123 is immaterial. Options granted to non-employee's under this Plan are accounted for in accordance with the provisions of SFAS 123.

       The Company has granted options on 645,500 shares through December 31, 1996. Under the Plan, the option exercise price equals the common stocks market price on date of grant. All options are immediately exerciseable and expire ten years from date of grant. The options granted to MODE's founders are subject to repurchase by the Company, at the original exercise price, upon the cessation of service prior to vesting in such shares. Such shares vest in a series of 72 successive equal monthly installments over a six year period, however, such vesting shall accelerate to 48 successive equal monthly installments upon the Company meeting performance milestones as provided for by the Board. At December 31, 1996, the Company has achieved two out of five of its performance measures. All other shares vest at the rate of 25 percent of the shares upon the optionee's continued service to the Company through the initial vesting date, with the remaining shares vesting in a series of 36 successive equal monthly installments. The vesting period accelerates in connection with certain significant corporate events.

       A summary of the status of the Company's option Plan at December 31, 1996, and changes during the year then ended is presented in the table and narrative below:

                                                                                 Weighted Average
                                                                                  Exercise Price
                                                                 Shares
                                                            -----------------    ----------------
         Outstanding at beginning of year                          -             $    -
         Granted                                                    645,500              .077
         Exercised                                                 -                  -
         Forfeited                                                 -                  -
         Expired                                                   -                  -
                                                            =================
         Outstanding at end of year                                 645,500      $       .077
                                                            =================

         Exerciseable at end of year                                645,500      $       .077

         Weighted average fair value of options granted
         during the year                                             $.02

       The options outstanding at December 31, 1996, have a weighted average remaining contractual life of 9.5 years.

       The fair value of each option grant is estimated on the date of grant using Black-Scholes option pricing model with the following average assumptions used: risk-free interest rate of 6.65%; expected lives of ten years; a divided yield of 0%; and expected volatility of .01%.

(7)    INCOME TAXES:

       MODE had no income tax expense and there were no income taxes currently payable for the year ended December 31, 1996 and period ended December 31, 1995. Deferred income taxes at December 31, 1996 and 1995, are offset by a valuation allowance as follows:


                                                    1996           1995
                                                ------------- -------------
          Deferred tax asset:
               Net operating loss               $    16,197   $     14,000
               Deferred revenue                      48,750         -
                                                ------------- -------------

                                                     64,947         14,000
          Valuation allowance                       (40,926)       (14,000)
                                                ------------- -------------

                                                     24,021          -
                                                ------------- -------------
          Deferred tax liability:
               Depreciation and amortization        (22,535)         -
               Other                                 (1,486)         -
                                                ------------- -------------
                                                    (24,021)         -
                                                ------------- -------------
               Net deferred taxes               $     -       $      -
                                                ============= =============

       The Company has established a valuation allowance for the entire deferred tax asset due to the uncertainty of future earnings (see Note
       1). A net operating loss carry forward of $46,214 is available to offset future taxable income for the next fifteen years.


(8)    COMMITMENTS AND CONTINGENCIES:

       Technology Assistance and Royalty Agreement

       On February 22, 1996, the Company entered into a technical assistance and royalty agreement (as subsequently amended) in which the Company agreed to further develop laser technology in return for eight years of co-exclusive rights to five existing patents covering this technology. The Company is required to pay $7,500 in 1997, plus royalty payments beginning in 1998 of 1.5% to 2.5%, subject to minimum annual payments ranging from up to $50,000 over the life of the patents provided that the technology is developed and the related products are manufactured in Albuquerque, New Mexico. In the event that the Company fails to develop or abandons development of this technology, all rights to the technology become nonexclusive. The Company paid $7,500 under this Agreement in 1996.

       In October, 1996, the Company signed an agreement for research and development, which expires March 31, 1998. Under the Agreement, the Buyer paid the Company $95,000 for non-recurring engineering expense, plus all applicable fees and taxes, which payment is non-refundable. Buyer will pay MODE the balance of the payment upon demonstration of feasibility.

       Keyman Life Insurance

       The Company is beneficiary to $500,000 of term life insurance for each of its two founders.

       Licensing Agreement

       On March 21, 1996, the Company signed a license agreement (the "Agreement") with a major manufacturer in the identification market (the "Manufacturer"). Under the Agreement, the Manufacturer paid the Company a $500,000 license fee (the "Payment") plus all applicable gross receipts tax that the Company is required to pay thereon.

       The Manufacturer retains exclusive rights to use and sell any products or components which the Company develops for the Manufacturer's portion of the identification market (the "Product") for a limited period of time. After the exclusive rights period expires, the Company is required to first offer these Products, if achieved to the Manufacturer under similar sales terms as the Products are offered to any other party for a limited period of time.

       Within approximately one year of the receipt of the Payment, the Company and the Manufacturer will negotiate in good faith to enter into a supply agreement for the Product, if achieved. If no agreement is reached, then the Company can elect to sell the Product, if achieved to the Manufacturer for an additional license fee and, for each Product sold, the cost of the Product plus a specified factor for overhead and profit.

       Should the Company fail to pursue development or sell the Product to the Manufacturer, the Manufacturer will be granted certain nonexclusive sub-licensing rights.

       At December 31, 1996, $325,000 has been earned under the terms of this agreement.

       Leased Property

       The Company leases its facility under an operating lease with a term of three years. Rental expense under operating leases was $18,214 for the year end December 31, 1996. There was no rental expense incurred for the period from inception through December 31, 1995. The minimum future lease commitments for all operating leases are $34,332 for each of the years ending December 31, 1997 and 1998 and $17,166 for year end December 31, 1999.

(9)    SUBSEQUENT EVENT:

       Purchase and Supply Agreement

       On February 14, 1997, the Company signed a purchase and supply contract (the "Contract"). Under the Contract, MODE established the terms and conditions controlling potential sales of vertical-cavity surface-emitting laser ("VCSEL") chips, devices and arrays in the event they occur. The initial term of the Contract is five years, and can be canceled by either party upon written notice 360 days prior to the end of the initial term or any subsequent term. The Contract also may terminate prior to the five year period under certain circumstances. Products sold under the agreement are subject to a warranty period not to exceed the earlier of 18 months from the date the product is delivered to customer, or one year from the date of delivery by customer to its end-users, or one year from the date the products are placed in service.

       Sale/Leaseback of Assets

       Subsequent to year end, the Company financed an additional $1,850,000 of its property via a sale-leaseback transaction with a leasing company under the terms of the Master Equipment Lease Agreement (see Note 4).

            (b)  Pro Forma Financial Information:

                              EMCORE CORPORATION
             PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)


The following unaudited pro forma consolidated balance sheet and the unaudited pro forma consolidated statement of operations (together the "pro forma financial statements") are based on the historical financial statements of Emcore Corporation ("Emcore") and MicroOptical Devices, Inc. ("MODE"), adjusted to give the effect to the acquisition of MODE by Emcore. The unaudited pro forma balance sheet assumes that the acquisition of MODE by Emcore occurred on September 30, 1997, and the unaudited pro forma consolidated statement of operations assumes that the acquisition of MODE by Emcore occurred as of October 1, 1996.

The pro forma financial information reflects the purchase method of accounting for the acquisition of MODE using estimated purchase accounting adjustments, based upon preliminary valuations and is subject to post-closing adjustments. The accompanying unaudited pro forma information does not give effect to any cost savings that may be realized as a result of the integration of Emcore and MODE, or to any changes in the revenues of the combined entity, resulting from such integration.

The accompanying unaudited pro forma financial information should be read in conjunction with the Company's historical financial statements and the notes thereto included in its Form S-1 dated March 6, 1997 and the MODE historical financial statements and the notes thereto included herein. Such unaudited pro forma financial information does not purport to be indicative of the results of operations of Emcore in the future or what its financial position and results of operation would have been had the acquisition occurred at the dates indicated above.

EMCORE CORPORATION
PRO FORMA  CONSOLIDATED BALANCE SHEET (UNAUDITED)
FOR THE YEAR ENDED SEPTEMBER 30, 1997

                                                                                            HISTORICAL
                                                                                EMCORE                 MODE


ASSETS

Current Assets
                 Cash and equivalents                                              $3,653,145               $643,542
                 Restricted cash                                                      312,500
                 Accounts receivable, net                                           8,439,704                173,710
                 Accounts receivable - related party                                2,500,000
                 Inventories, net                                                   7,185,626                131,931
                 Prepaid expenses and other current assets                            120,393                 22,314
                                                                                -------------------------------------

                                 Total current assets                              22,211,368                971,497
                                                                                -------------------------------------

Property and equipment, net                                                        16,797,833              2,405,541

Other assets, net                                                                     453,608                  2,247
                                                                                -------------------------------------

                                 Total assets                                      39,462,809              3,379,285
                                                                                =====================================


LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
                 Accounts payable                                                   4,050,216                 70,589
                 Accrued expenses                                                   3,867,589                755,568
                 Advance billings                                                   1,998,183
                 Unearned service revenue                                             124,279
                 Capitalized lease obligations - current                               15,030                 91,664
                                                                                -------------------------------------

                                 Total current liabilities                         10,055,297                917,821
                                                                                -------------------------------------

Subordinated notes, net                                                             7,499,070
Capitalized lease obligations, net of current portion                                  77,870              1,753,994

Stockholders' equity
                 Common stock                                                      45,816,774                  2,575
                 Preferred Stock - Series A                                                                  181,818
                 Preferred Stock - Series B                                                                3,076,456
                 In process research and development
                 Accumulated deficit                                              (23,777,658)            (2,553,379)
                                                                                -------------------------------------

                                                                                   22,039,116                707,470

Notes receivable from warrant issuances and stock sales                              (208,544)
                                                                                -------------------------------------

                 Total stockholders' equity                                        21,830,572                707,470
                                                                                -------------------------------------

                                                                                -------------------------------------
                                 Total liabilities and shareholders' equity       $39,462,809             $3,379,285
                                                                                =====================================

                     (RESTUBBED TABLE CONTINUED FROM ABOVE)







                                                                                              PRO FORMA
                                                                                   ADJUSTMENTS              COMBINED


ASSETS

Current Assets
                 Cash and equivalents                                      (2)             ($500,000)            $3,796,687
                 Restricted cash                                                                                    312,500
                 Accounts receivable, net                                                                         8,613,414
                 Accounts receivable - related party                                                              2,500,000
                 Inventories, net                                                                                 7,317,557
                 Prepaid expenses and other current assets                                                          142,707
                                                                              ----------------------------------------------

                                 Total current assets                                       (500,000)            22,682,865
                                                                              ----------------------------------------------

Property and equipment, net                                                                                      19,203,374
Goodwill                                                                   (1)             2,827,784              2,827,784
Other assets, net                                                                                                   455,856
                                                                              ----------------------------------------------

                                 Total assets                                              2,327,784             45,169,878
                                                                              ==============================================


LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
                 Accounts payable                                                                                 4,120,805
                 Accrued expenses                                                                                 4,623,157
                 Advance billings                                                                                 1,998,183
                 Unearned service revenue                                                                           124,279
                 Capitalized lease obligations - current                                                            106,694
                                                                              ----------------------------------------------

                                 Total current liabilities                                                       10,973,118
                                                                              ----------------------------------------------

Subordinated notes, net                                                                                           7,499,070
Capitalized lease obligations, net of current portion                                                             1,831,864

Stockholders' equity
                 Common stock                                              (3)            32,326,379             78,145,728
                 Preferred Stock - Series A                                (3)              (181,818)
                 Preferred Stock - Series B                                (3)            (3,076,456)
                 Accumulated deficit                                       (3)             2,553,379
                                                                           (4)           (29,293,700)           (53,071,358)
                                                                              ----------------------------------------------

                                                                                           2,327,784             25,074,370

Notes receivable from warrant issuances and stock sales                                                            (208,544)
                                                                              ----------------------------------------------

                 Total stockholders' equity                                                2,327,784             24,865,826
                                                                              ----------------------------------------------

                                                                              ----------------------------------------------
                                 Total liabilities and shareholders' equity               $2,327,784            $45,169,878
                                                                              ==============================================

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE PRO FORMA FINANCIAL STATEMENTS


EMCORE CORPORATION
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)
FOR THE YEAR ENDED SEPTEMBER 30, 1997

                                                                          HISTORICAL                                PRO FORMA
                                                                  EMCORE           MODE                    ADJUSTMENTS     COMBINED

Revenue                                                         $ 47,752,572    $    560,648                          $ 48,313,220

Cost of Sales                                                     30,094,015         447,318                            30,541,333
                                                                  ---------------------------           ---------------------------

                Gross Profit                                      17,658,557         113,330                            17,771,887
                                                                  ---------------------------           ---------------------------

Operating Expenses
         Selling, general and administrative                       9,346,329         869,113         (5) $ 942,595      11,158,037
         Research and development                                  9,001,188       1,791,087                            10,792,275
                                                                  ---------------------------           ---------------------------

                Operating loss                                      (688,960)     (2,546,870)              942,595      (4,178,425)
                                                                  ---------------------------           ---------------------------

Other expenses
         Stated interest expense (income), net                       519,422         (54,306)                              465,116
         Imputed warrant interest, non-cash                        3,988,390                                             3,988,390
                                                                  ---------------------------           ---------------------------

                Loss before income taxes and extraordinary item   (5,196,772)     (2,492,564)              942,595      (8,631,931)

         Provision for income taxes                                  137,000                                               137,000
                                                                  ---------------------------           ---------------------------

                Net loss before extraordinary item                (5,333,772)     (2,492,564)              942,595      (8,768,931)

         Extraordinary item - loss on early retirement of debt       285,595                                               285,595
                                                                  ---------------------------           ---------------------------

                Net loss                                        $ (5,619,367)   $ (2,492,564)            $ 942,595    $ (9,054,526)
                                                                  ===========================           ===========================

         Shares used in computation of net loss                    5,029,806                         (6) 1,692,963       6,722,769
                                                                  ===========================           ===========================

         Net loss per share before extraordinary item           $      (1.06)                                         $      (1.30)
                                                                  ===========================           ==========================

         Net loss per share                                     $      (1.12)                                         $      (1.35)
                                                                  ===========================           ==========================





THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE PRO FORMA FINANCIAL STATEMENTS

Pro Forma Notes:

Unaudited Pro Forma Balance Sheet

(1) Emcore acquired MODE on December 5, 1997, in exchange for (i) the issuance of 1,461,866 shares of common stock, and (ii) the assumption of
    (x) up to 200,966 common stock purchase options (exercise prices ranging from $0.43 to $0.59) and (y) 47,118 common stock purchase warrants (exercise prices ranging from $4.32 to $5.92). The transaction purchase price amounted to approximately $32,900,000, including approximately $500,000 of direct acquisition costs. The Company's common stock was valued based upon the average closing price of the Company's common stock for the five days before and after the announcement of the acquisition.

    The purchase price was allocated to the assets acquired (approximately $3,379,000) and liabilities assumed (approximately $2,672,000), based upon the fair value at the date of acquisition. In addition, the Company recorded a one-time write-off of approximately $29,294,000 relating to purchased in-process research and development. Goodwill of approximately $2,828,000 was recorded as a result of the acquisition.

(2) To reflect direct acquisition costs of approximately $500,000.

(3) Adjustment to eliminate MODE's historical capital structure.

(4) To reflect the one-time-write-off of $29,293,700 relating to purchased in-process research and development.

Unaudited Pro Forma Statement of Operations

(5) To reflect the amortization of goodwill over a period of three years.

(6) To reflect the pro forma effect of the shares and common stock purchase options and warrants issued in connection with the acquisition of MODE by Emcore on the weighted average common shares outstanding.

The pro forma statement of operations for the year ended September 30, 1997, does not reflect the non-recurring write-off of the purchased in-process research and development.

                                   SIGNATURES


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   Emcore Corporation
                                -----------------------------------------------
                                                 (Registrant)

                                By:       /s/ Thomas G. Werthan
                                -----------------------------------------------
                                Name:     Thomas G. Werthan
                                -----------------------------------------------
                                Title:    Chief Financial Officer and Secretary
                                -----------------------------------------------



Dated:  December 23, 1997

                               INDEX TO EXHIBITS


Exhibit Number    Description

2* Agreement and Plan of Merger, dated as of December 5, 1997, among Emcore, the Merger Subsidiary, MODE and the Principal Stockholders.

4* Registration Rights Agreement, dated as of December 5, 1997, relating to the shares issued pursuant to the Merger Agreement.

10.1* Escrow Agreement, dated as of December 5, 1997, among Emcore, the Principal Stockholders and the Escrow Agent.

10.2* Employment Agreement, dated as of December 5, 1997, between Emcore and Robert Bryan.

10.3* Employment Agreement, dated as of December 5, 1997, between Emcore and Thomas Brennan.

10.4 Consent and Amendment Agreement, dated as of December 2, 1997, between First Union National Bank and Emcore.

10.5 Unconditional Guaranty, dated as of December 5, 1987, among Emcore, MODE and First Union National Bank.

10.6 Security Agreement, dated as of December 5, 1997, between MODE and First Union National Bank.

23                      Consent of Arthur Andersen, LLP, independent auditors.

99*                     Press Release issued December 5, 1997.


* Previously filed